Exhibit 10.19.1

REGISTRATION RIGHTS AGREEMENT

dated as of

[•], 2020
among

GATOS SILVER, INC.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of [•], 2020, is made by and among Gatos Silver, Inc., a Delaware corporation (the “Company”), and the stockholders that are or become signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company is proposing to sell Shares to the public in an initial public offering (the “IPO”); and

WHEREAS, subject to the terms and conditions herein, the Stockholders and the Company desire to enter into this Agreement to provide for certain rights and obligations of the Stockholders and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  As used in this Agreement, the following terms have the following meanings:

“Affiliate” means (a) with respect to any Electrum Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) with respect to the MERS Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (c) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  It being understood and agreed that, for purposes hereof, (i) each Electrum Party shall be deemed to be an Affiliate of every other Electrum Party, (ii) neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder, and, (iii) except as set forth in clause (i) above, no Stockholder shall be deemed to be an Affiliate of any other Stockholder.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Common Equivalents” means (i) with respect to Common Stock, the number of Shares and (ii) with respect to any Company Securities that are convertible into or exchangeable for Common Stock, the number of Shares issuable in respect of the conversion or exchange of such securities into Common Stock.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Common Stock, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock and (iii) any options, warrants or other rights to acquire Common Stock.

“Electrum Parties” means, collectively, Electrum Silver US LLC, Electrum Silver US II LLC, Tigris Financial Group Ltd., GRAT Holdings LLC and Manul Capital Management LLC and any Affiliates of the foregoing to whom Common Stock is Transferred by a Stockholder (as defined in the Shareholders Agreement) after the IPO Date in accordance with the Shareholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Fully-Diluted” means all outstanding Shares, all Shares issuable in respect of all outstanding securities convertible into or exchangeable for Common Stock and all Shares issuable in respect of all outstanding options, warrants and other rights to acquire Common Stock; provided that, if any of the foregoing Company Securities are subject to vesting, such Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.

“IPO Date” means the date on which the IPO is consummated.

“MERS Party” means Municipal Employees’ Retirement System of Michigan and any Affiliates of the foregoing to whom Common Stock is Transferred by a Stockholder (as defined in the Shareholders Agreement) after the IPO Date in accordance with the Shareholders Agreement.

“Other Stockholders” means all Stockholders other than the Electrum Parties and the MERS Party.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Public Offering” means an underwritten public offering of Registrable Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Shares until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing a restricted legend and such Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Company Securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company (including independent mining consultants) in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Stockholders, including one counsel for all of the Stockholders participating in the offering selected (A) by the Electrum Parties, in the case of any offering in which any of the Electrum Parties participates, or (B) if no Electrum Parties participate and if the MERS Party participates, then the MERS Party, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(m).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Shareholders Agreement” means the shareholders agreement entered into among the Company, the Electrum Parties and the MERS Party dated as [•], 2020.

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Common Stock, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in a Stockholder no longer having the power to vote, or cause to be voted, such Stockholder’s Common Stock, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Common Stock for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, which has substantial assets in addition to Common Stock shall not constitute a “Transfer” of Common Stock for purposes of this Agreement.

(a)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Damages	2.05
Demand Registration	2.01(a)
Indemnified Party	2.07
Indemnifying Party	2.07
Inspectors	2.04(g)
IPO	Preamble
Maximum Offering Size	2.01(d)
Piggyback Registration	2.02(a)
Records	2.04(g)
Registering Stockholders	2.01(a)
Requesting Stockholder	2.01(a)
Shelf Registration	2.01(f)
Stockholder	Preamble

Section 1.02.  Other Definitional and Interpretative Provisions.

(a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)   The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)   The term “including” is not limiting and means “including without limitation.”

(d)   The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)   Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01.  Demand Registration.

(a)           If at any time following the expiration of the period during which the managing underwriters for the IPO shall prohibit the Company from effecting any other public sale or distribution of

Registrable Securities, the Company shall receive a request from either the Electrum Parties or the MERS Party (that party shall be referred to herein as the “Requesting Stockholder”) that the Company effected the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 2 Business Days prior to the anticipated pricing date of the offering relating to such Demand Registration to the other Stockholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)    all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 2.01; and

(ii)   subject to the restrictions set forth in Sections 2.01(d) and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholders that any Stockholders with rights to request registration under Section 2.01 (all such Stockholders, together with the Requesting Stockholders, and any Stockholders participating in a Piggyback Registration pursuant to Section 2.02, the “Registering Stockholders”) have requested the Company to register by request received by the Company within 1 Business Day after such Stockholders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 2.01(c), the Company shall not be obligated to effect more than three Demand Registrations within a 12-month period.

(b)   The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected.

(c)   A Demand Registration shall not be deemed to have occurred:

(i)            unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)           if the Maximum Offering Size is reduced in accordance with Section 2.01(d) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(d)   If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)    first, all Registrable Securities of a party with rights under Section 2.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Stockholder); and

(ii)   second, all Registrable Securities requested to be included in such registration by any other Registering Stockholder or Person, including the Company (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Stockholder).

(e)   Upon notice to each Requesting Stockholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Stockholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(f)    At any time following the consummation of the IPO, upon the request of the Electrum Parties, the Company shall use its best efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to the Registrable Securities on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect until the Stockholders no longer hold any Registrable Securities.  Any offer or sale of Registrable Securities pursuant to the Shelf Registration in any underwritten Public Offering shall be deemed to be a Demand Registration subject to the provisions of Section 2.01(a).

Section 2.02.  Piggyback Registration.

(a)           If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 2 Business Days prior to the anticipated pricing date of the offering relating to such registration to each Stockholder, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b).  Upon the request of any such Stockholder made within 1 Business Day after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) (i) on the same terms and conditions as apply to the Company or the Requesting Stockholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)   If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(d) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)    first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)   second, all Registrable Securities of a party with rights under Section 2.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)  third, all Registrable Securities requested to be included in such registration by any Stockholders who do not have Demand Registration rights pursuant to Section 2.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Stockholder).

Section 2.03.  Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Stockholder who is a director or executive officer of the Company shall effect any public sale or distribution, including any sale pursuant to Rule 144, of Registrable Securities during the period beginning 14 days prior to the anticipated pricing of the offering until 180 days following the pricing of the offering (subject to customary exceptions to be agreed upon with the lead-managing underwriter for the Public Offering).

Section 2.04.  Registration Procedures. Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)   The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Stockholders included in such registration statement shall have actually been sold thereunder).

(b)   Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.  Each Stockholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Stockholder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)   After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)   The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)   The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f)    The Electrum Parties shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by the Electrum Parties of a Demand Registration.  The Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)   Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records (including technical information), pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public.  Each Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)   The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

(i)    The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j)    The Company may require each Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)   Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(l)    The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)  The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.05.  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 2.05.

Section 2.06.  Indemnification by Participating Stockholders.  Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Stockholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

Section 2.07.  Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08.  Contribution.  If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Stockholders holding Registrable

Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Stockholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

Section 2.09.  Participation in Public Offering.  No Stockholder may participate in any Public Offering hereunder unless such Stockholder (i) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10.  Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11.  Cooperation by the Company. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

Section 2.12.  No Transfer of Registration Rights. None of the rights of Stockholders under this Article 2 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144, except a transfer to an Affiliate of an Electrum Party or the MERS Party in accordance with Article 4 of the Shareholders Agreement or in connection with the transfer of all Common Stock held by the Electrum Parties or the MERS Party to a third party.

ARTICLE 3
MISCELLANEOUS

Section 3.01.  Binding Effect; Assignability; Benefit.

(a)      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Stockholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 2.05, 2.06, 2.07, 2.08 and 2.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities and (ii)  Sections 3.02, 3.04, 3.05, 3.06 and 3.07).

(b)   Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.02.  Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company, the Electrum Parties and the MERS Party at the address set forth below or to the applicable Stockholder at the address indicated on Annex A hereto (or at such other address for a Stockholder as shall be specified by like notice):

If to the Company, to:

Gatos Silver, Inc.
8400 E. Crescent Pkwy

Suite 600
Greenwood Village, CO 80111
Attention: Roger Johnson
Fax: (303) 784-5351
E-mail: roger.johnson@ssmines.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Richard D. Truesdell, Jr.
Facsimile No.: (212) 701-5674
E-mail:   richard.truesdell@davispolk.com

with a copy to the Electrum Parties and the MERS Party at the address listed below.

If to the Electrum Parties, to:

Tigris Financial Group Ltd.
535 Madison Avenue, 12th Floor

New York, NY 10022
Attention: Andrew M. Shapiro
Fax: (646) 365-1637
Email: ashapiro@tigris.com

If to the MERS Party, to:

[Name]
[address]
Attention:
Fax:
[Email:                   ]

Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

Section 3.03.  Waiver; Amendment; Termination.

(a)      Subject to Section 3.03(b), no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board of Directors and Stockholders holding at least a majority of all Shares (as determined on a Common Equivalents and Fully-Diluted basis), held by the parties hereto at the time of such proposed amendment or modification.  In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

(b)   In addition, any amendment, waiver or modification of any provision of this Agreement that would materially and adversely affect any Stockholder in a manner that is disparate from the manner in which it affects other Stockholders may be effected only with the consent of the Stockholder so affected.

Section 3.04. Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 3.05.  Jurisdiction.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware. Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.02 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 3.06.  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Stockholder may file an original counterpart or a copy of this Section 3.06 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 3.07.  Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

Section 3.08.  Counterparts; Effectiveness.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original.

Section 3.09.  Entire Agreement.  This Agreement, the Stockholder Agreement and the Subscription Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 3.10.  Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

GATOS SILVER, INC.

By:
Name:
Title:

THE ELECTRUM PARTIES:

ELECTRUM SILVER US LLC

By:
Name:
Title:

ELECTRUM SILVER US II LLC

By:
Name:
Title:

TIGRIS FINANCIAL GROUP LTD.

By:
Name:
Title:

GRAT HOLDINGS LLC

By:
Name:
Title:

MANUL CAPITAL MANAGEMENT LLC

By:
Name:
Title:

THE MERS PARTY:

THE MUNICIPAL EMPLOYEES’ RETIREMENT SYSTEM OF MICHIGAN

By:
Name:
Title:

OTHER STOCKHOLDERS:

[STOCKHOLDER]

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Annex A

Other Stockholder Addresses